SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2010

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) At a Special Meeting of Shareholders of IBERIABANK Corporation (the “Company”) held on January 29, 2010, the shareholders approved the Company’s 2010 Stock Incentive Plan (the “2010 Plan”). The 2010 Plan became effectively immediately upon shareholder approval.

Description of the 2010 Plan

General. Employees, consultants and directors of our company and our affiliates may be granted awards, though only employees may receive stock options classified as “incentive stock options” (also known as “ISOs”). There are currently nine directors and approximately 1,843 employees eligible to receive awards under the 2010 Plan.

A maximum of 500,000 shares of Common Stock may be made the subject of awards under the 2010 Plan. In addition, the maximum number of shares that may be issued as full value awards (i.e., awards, such as restricted stock awards, for which the recipient gets “full value” of the stock, rather than awards based on future appreciation in stock value, such as options) is 250,000 shares of Common Stock. All share limitations contained in the 2010 Plan will be adjusted in the event of certain changes in the capitalization of the Company. The closing sale price of a share of Common Stock as reported on the NASDAQ Global Select Market on January 29, 2010, was $53.44 per share.

The 2010 Plan is administered by a committee of at least two directors (the “Committee”), each of whom will be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 , as amended, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee has authority, subject to the terms of the 2010 Plan, to determine when and to whom to make awards under the 2010 Plan, the type of award and the number of shares to be covered by the awards, the fair market value of shares, the terms of the awards, which include the exercise price of the shares of Common Stock covered by options, any applicable vesting provisions, and conditions under which awards may be terminated, expired, cancelled, renewed or replaced, and to construe and interpret the terms of the 2010 Plan and awards. Subject to applicable law, the Committee may delegate administrative functions to officers or other designated employees of the Company or its affiliates. Initially, the Committee will be the Compensation Committee of the Board of Directors.

Options and SARs. Options granted under the 2010 Plan provide participants with the right to purchase shares at a predetermined exercise price. The Committee may grant ISOs and non-ISOs; provided, however, that ISO treatment is not available for options that become first exercisable in any calendar year for shares that have a value exceeding $100,000 (based upon the fair market value of the shares on the option grant date).

Share appreciation rights (“SARs”) generally permit participants to receive, upon exercise, cash or shares equal in value to the excess of (i) the fair market value, on the date of exercise, of the shares with respect to which the SAR is being exercised, over (ii) the exercise price of the SAR for such shares. The Committee may grant SARs in tandem with options or independently of them.

No participant may receive stock options and SARs with respect to more than 300,000 shares of Common Stock per calendar year.

Exercise Price for Options and SARs; No Repricings. The per share purchase price under each option or SAR granted will be established by the Committee at the time the option or SAR is granted. However, the per share purchase price for non-ISOs and the exercise price of SARs will not be less than 100% of the fair market value (generally, the closing price reflected in trading on the NASDAQ Global Select Market, which is the Company’s principal trading market) of a share of Common Stock on the date the option or SAR is granted. The exercise price of ISOs may not be less than 110% of the fair market value on the grant date of the underlying shares subject to the award for participants who own more than 10% of the Company’s outstanding shares on the grant date. For ISOs granted to other participants, the exercise price may not be less than 100% of the fair market value of the underlying shares on the grant date. The 2010 Plan does not permit the repricing of options.

Exercise of Options and SARs. Each option granted pursuant to the 2010 Plan will be for such term as determined by the Committee; provided, however, that no option will be exercisable more than 10 years from the date it was granted (five years in the case of ISOs granted to employees who, at the time of grant, own more than 10% of the Company’s outstanding shares). To the extent exercisable in accordance with the agreement evidencing the grant, an option or SAR may be exercised in whole or in part, and from time to time during its term; subject to earlier termination relating to a holder’s termination of employment or service. With respect to options, the Committee has discretion to accept payment of the exercise price in any of the following forms (or combination of them): cash or check in U.S. dollars, shares, cashless exercise through a broker or a net exercise exchange.

Subject to the terms of the agreement evidencing an option grant, the option may be exercised, to the extent the option was exercisable upon termination, during the six-month period after the optionee retires, during the one-year period after the optionee’s termination of service due to death or permanent disability, and during the 90-day period after the optionee’s termination of employment without cause (but in no case later than the termination date of the option). Forfeiture occurs on termination for cause. The agreement evidencing the grant of an option may, in the discretion of the Committee, set forth additional or different terms and conditions applicable to the option upon a termination or change in status of the employment or service of the option holder. All SARs will be counted in full against the number of shares available for award under the 2010 Plan, regardless of the number of shares issued upon settlement of the SARs.

Restricted Shares, Restricted Share Units, Unrestricted Shares, and Performance Units. Under the 2010 Plan, the Committee, in its discretion, may grant restricted shares that are forfeitable unless and until certain vesting requirements are met, may grant restricted share units which represent the right to receive shares after certain vesting requirements are met, and may grant an aggregate of no more than 30,000 unrestricted shares as to which a participant’s interest is immediately vested. The Committee, in its discretion, may also grant performance units which must vest based on the attainment of performance goals with a minimum vesting period of one year, with incremental vesting of portions of the performance units over the one-year period permitted.

For restricted share and restricted share unit awards, the 2010 Plan provides the Committee with discretion to determine the terms and conditions under which a participant’s interest in an award becomes vested. However, except for grants to directors, restricted shares and restricted share units must have a minimum three-year vesting period, with incremental vesting of portions of the award over the three-year period permitted; provided, however, that if vesting of the awards is based on attainment of performance goals a minimum vesting period of one year is allowed, with incremental vesting of portions of the awards over the one-year period permitted.

Unless otherwise provided in an award agreement, whenever shares are released pursuant to awards under the 2010 Plan, the recipient will be entitled also to receive additional shares that reflect any stock dividends that the Company’s common shareholders receive between the date of the award and issuance or release of the shares. Likewise, a participant will be entitled to receive a cash payment reflecting cash dividends paid to the Company’s common shareholders during the same period.

Performance-based Awards. Under the 2010 Plan the Committee may, at the time of grant of restricted shares, restricted share units, and performance units, designate these awards as “Performance Compensation Awards” intended to be exempt from Code Section 162(m) limitations. In such case, Performance Compensation Awards will vest and become payable based upon the achievement, within the specified period of time, of performance objectives applicable to the individual, the Company, a business unit or any affiliate. Performance Compensation Awards are payable in shares, cash, or some combination of the two; subject to an individual participant limit of $4 million per calendar year and 300,000 shares per performance period, subject to adjustment in the event of certain changes in capitalization of the Company. The Committee may decide the length of performance periods, but the periods may not be less than one fiscal year of the Company.

With respect to Performance Compensation Awards, the 2010 Plan requires that the Committee specify in writing the performance period to which a Performance Compensation Award relates, and an objective formula by which to measure whether and the extent to which the award is earned on the basis of the level of performance achieved with respect to one or more performance measures. Once established for a performance period, the performance-based measures and formula applicable to the award may not be amended or modified in a manner that would cause the compensation payable under the award to fail to constitute performance-based compensation under Code Section 162(m).

Under the 2010 Plan, the possible performance-based measures for Performance Compensation Awards include basic, diluted or adjusted earnings per share; sales or revenue; earnings before interest, taxes and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measures; economic value added; working capital; credit quality measurements (such as net charge-offs, the ratio of non-performing assets to total assets, and loan loss allowances as a percentage of nonperforming assets); total shareholder returns; and product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, and sales of assets of affiliates or business units. Each measure will be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee) and, if so determined by the Committee, and in the case of a Performance Compensation Award, to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance-based measures may vary from performance period to performance period and from participant to participant, and may be established on a stand-alone basis, in tandem or in the alternative.

Income Tax Withholding. As a condition for the issuance of shares pursuant to awards, the 2010 Plan requires satisfaction of any applicable federal, state, local, or foreign withholding tax obligations that may arise in connection with the awards or the issuance of shares.

Transferability. Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of other than by will or the laws of descent and distribution, except to the extent the Committee permits lifetime transfers of awards other than incentive stock options to charitable institutions, certain family members, or related trusts, or as otherwise approved by the Committee for a select group of management or other highly compensated employees.

Certain Corporate Transactions. The Committee will equitably adjust the number of shares covered by each outstanding award, all share limitations, and the number of shares that have been authorized for issuance under the 2010 Plan but as to which no awards have yet been granted or that have been returned to the 2010 Plan upon cancellation, forfeiture, or expiration of an award, as well as the price per share covered by each such outstanding award, to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the shares, or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the

Committee may provide, in substitution for any or all outstanding awards under the 2010 Plan, alternative consideration (including securities of any surviving entity) as the Committee may in good faith determine to be equitable under the circumstances, and the Committee may require in connection therewith the surrender of all awards so replaced. In any case, a substitution will not require the consent of any recipient of awards previously granted awards pursuant to the 2010 Plan. Notwithstanding the foregoing, the Committee may not cancel an outstanding option that is not in-the-money for the purpose of reissuing the option to the participant at a lower exercise price or granting a replacement award of a different type.

Unless otherwise provided in an award agreement, awards will automatically vest (and to the extent applicable, become exercisable) and any repurchase rights of the Company will automatically lapse upon a Change in Control of the Company. In addition, in the event or in anticipation of a Change in Control (as defined in the 2010 Plan), the Committee may at any time in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s shareholders or any participant with respect to his or her outstanding awards (except to the extent an agreement evidencing an award provides otherwise), take one or more of the following actions: (i) arrange for or otherwise provide that each outstanding award shall be assumed or a substantially similar award shall be substituted by a successor corporation or a parent or subsidiary of such successor corporation; (ii) require that all outstanding options and SARs be exercised on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all unexercised options and SARs shall terminate; or (iii) arrange or otherwise provide for payment of cash or other consideration to participants in exchange for the satisfaction and cancellation of outstanding awards, or (iv) make other appropriate adjustments or modifications.

In the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per share covered by each outstanding Award to reflect the effect of such distribution. If the Company dissolves or liquidates, all Awards will immediately terminate, subject to the ability of the Board of Directors to exercise any discretion that the Board may exercise in the case of a Change in Control.

Term of the 2010 Plan; Amendments or Termination. The Board of Directors has the power to terminate, amend, alter, suspend, or discontinue the 2010 Plan at any time. If the Board does not take action to earlier terminate the 2010 Plan, it will terminate on December 14, 2019. Certain amendments may require the approval of the Company’s shareholders. For example, NASDAQ rules require shareholder approval of certain material amendments, and shareholder approval is required for any amendment that would permit repricing without shareholder approval. No amendment, suspension, or termination of the 2010 Plan will materially and adversely affect awards that previously had been granted without the written consent of the holders of those awards unless it relates to an adjustment pursuant to certain transactions that change the Company’s capitalization. Notwithstanding the foregoing, the Committee may amend the 2010 Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

Expected Federal Income Tax Consequences. The following is a general discussion of certain current U.S. federal income tax consequences relating to awards granted under the 2010 Plan. This discussion does not address all aspects of U.S. federal income taxation, does not discuss state, local and foreign tax issues and does not discuss considerations applicable to a holder who is, with respect to the United States, a non-resident alien individual. This summary of federal income tax consequences does not purport to be complete and is based upon interpretations of existing laws, regulations and rulings, which could be altered materially with enactment of any new tax legislation.

Under the Code, the Company will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income that participants recognize pursuant to awards (subject to the participant’s overall compensation being reasonable, and to the discussion below with respect to Code Section 162(m)). For participants, the expected U.S. tax consequences of awards are as follows:

•

Non-ISOs. A participant will not recognize income at the time a non-ISO is granted. At the time a non-ISO is exercised, the participant will recognize ordinary income in an amount equal to the excess of (i) the fair market value of the shares issued to the participant on the exercise date over (ii) the exercise price paid for the shares. At the time of sale of shares acquired pursuant to the exercise of a non-ISO, the appreciation (or depreciation) in value of the shares after the date of exercise will be treated either as short-term or long-term capital gain (or loss) depending on how long the shares have been held.

•

ISOs. A participant will not recognize income upon the grant of an ISO. There are generally no tax consequences to the participant upon exercise of an ISO (except the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is a tax preference item possibly giving rise to an alternative minimum tax). If the shares are not disposed of within two years from the date the ISO was granted or within one year after the ISO was exercised, any gain realized upon the subsequent disposition of the shares will be characterized as long-term capital gain and any loss will be characterized as long-term capital loss. If both of these holding period requirements are not met, then a “disqualifying disposition” occurs and (i) the participant recognizes gain in the amount by which the fair market value of the shares at the time of exercise exceeded the exercise price for the ISO and (ii) any remaining amount realized on disposition (except for certain “wash” sales, gifts or sales to related persons) will be characterized as capital gain or loss.

•

Share Appreciation Rights. A participant to whom a SAR is granted will not recognize income at the time of grant of the SAR. Upon exercise of a SAR, the participant must recognize taxable compensation income in an amount equal to the value of any cash or shares that the participant receives.

•

Restricted Shares, Restricted Share Units, Performance Units, Performance Awards, and Unrestricted Shares. In general, a participant will not recognize income at the time of grant of restricted shares, restricted share units, performance units or Performance Compensation Awards, unless the participant elects with respect to restricted shares to accelerate income taxation to the date of the award. In this event, a participant would recognize ordinary income equal to the excess of the market value of the restricted shares over any amount the participant pays for them (in which case subsequent gain or loss would be capital in nature). In the absence of an election to accelerate income taxation to the date of an award, a participant must recognize taxable compensation income equal to the value of any cash or unrestricted shares that the participant receives. The same tax consequences apply to Performance Compensation Awards and Awards of unrestricted shares.

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Special Tax Provisions. Under certain circumstances, the accelerated vesting, cash-out or accelerated lapse of restrictions on awards in connection with a change in control of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Code Section 280G, the participant may be subject to a 20% excise tax, and the Company may be denied a tax deduction. Furthermore, the Company may not be able to deduct the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Code Section 162(m) in certain circumstances. The 2010 Plan is designed to permit Performance Compensation Awards that qualify as performance-based compensation for this purpose.

New Plan Benefits. No stock options or other awards have been granted under the 2010 Plan. The Committee has not yet determined what awards it will grant under the 2010 Plan.

Burn Rate Commitment. In order to minimize the dilutive impact on existing shareholders of grants of equity-based awards, the Board of Directors has committed that, with respect to the 500,000 shares of common stock being reserved for issuance under the 2010 Plan, the average burn rate of equity awards will not exceed a three-year average of 2.18% through the Company’s fiscal year ending December 31, 2012. The burn rate will be recalculated following the end of each fiscal year during this period.

Under guidelines of RiskMetrics Group Governance Services, excessive burn rates are generally defined as the greater of a company’s three-year average burn rate which exceeds the mean plus one standard deviation of the company’s four-digit Global Industry Classification Standard group’s three-year average burn rate; or the company’s three-year average burn rate exceeds a de minimis threshold of 2%. Burn rate is calculated as the adjusted total number of equity grants made in a given year divided by the weighted common shares outstanding. The adjusted total number of equity grants is equal to the sum of the number of shares of Common Stock subject to options and other equity-based awards granted during the year as adjusted to reflect “full value”.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit 10.1	IBERIABANK Corporation 2010 Stock Incentive Plan, as amended – incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K dated January 18, 2010 (filed on January 19, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: February 2, 2010	By:	/S/ DARYL G. BYRD
Daryl G. Byrd
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number

10.1	IBERIABANK Corporation 2010 Stock Incentive Plan, as amended – incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K dated January 18, 2010 (filed on January 19, 2010).

10